                                                                EXHIBIT NO. 99.1

          UNIFIRST CORPORATION                         NEWS RELEASE
          68 Jonspin Road
          Wilmington, MA 01887-1086                    contact: John B. Bartlett
          Telephone 978-658-8888 Ext 520               Senior Vice President
          Facsimile 978-988-0659                       jbartlett@unifirst.com

[UNIFIRST LOGO]


                      UNIFIRST ANNOUNCES FINANCIAL RESULTS
                FOR SECOND QUARTER AND FIRST HALF OF FISCAL 2003

          Wilmington, MA (April 2, 2003) -- UniFirst Corporation (NYSE: UNF) today announced revenues and earnings for the second quarter and first half of fiscal 2003, which ended March 1, 2003.

          Revenues for the second quarter of fiscal 2003, which had thirteen weeks, were $146.4 million, a 3.4 percent decrease from $151.5 million in the fourteen week period a year ago. On a comparative thirteen week basis revenues were up 4.1 percent for the second quarter of fiscal 2003. Second quarter net income was $3.8 million, or $0.20 per basic share, a 26.8 percent decrease from last year's $5.2 million, or $0.27 per basic share.

          For the first half of fiscal 2003, which had twenty-six weeks, revenues were $295.6 million, a 0.5 percent increase from $294.1 million for the first half of fiscal 2002, which had twenty-seven weeks. On a comparative twenty-six week basis revenues were up 4.4 percent for the first half of fiscal 2003. Income before cumulative effect of accounting change was $12.4 million, or $0.65 per basic share, a 2.8 percent decrease from last year's $12.8 million, or $0.67 per basic share.

          Effective with the beginning of fiscal 2003 the Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS No. 143"). This new accounting standard requires that liabilities be recorded for the estimated costs of retiring long lived assets at the end of their service lives. The adoption of SFAS No. 143 resulted in a cumulative charge, net of tax, of $2.2 million, or $(0.12) per share. Therefore net income for the first half of fiscal 2003 was $10.2 million, or $0.53 per basic share, a 20.3 percent decrease from last year's $12.8 million, or $0.67 per basic share.

          "Even though coming into the year, we knew our business was facing considerable uncertainty resulting from general economic conditions, we're still disappointed with our second quarter", said UniFirst's President and Chief Executive Officer, Ronald D. Croatti. "As we recently announced, the convergence of a number of economic and marketplace negatives worked to impair performance. Continuing job losses in several industry sectors that are traditional users of our service caused account shrinkage. The severe winter in many parts of the country, combined with steady petroleum product price increases, impacted our fuel and energy costs. We also continued to see upward creep in overall healthcare expenses. The combination of these and other less significant cost increases cut into earnings."

          Despite better-than-expected success in selling new business, the Company continued to be impacted by current customer losses, with a net result of limited internal growth. Increased sales and marketing costs helped us obtain new business installations, but at the same time, lower cost, higher profit current account volume slipped, resulting in additional profit erosion. "The combined effect of all factors produced the earnings per share shortfall", said Mr. Croatti.

          Management continues to stress the business's strong fundamentals. But to deal with ongoing economic uncertainty and the prevailing soft market conditions, the Company will be exercising even more stringent cost controls and evaluating areas where possible restructuring can produce the most positive effects. "No staffing reductions are planned at the present time", added Mr. Croatti, "but we have instituted a strict hiring freeze and are undertaking a comprehensive evaluation of present manpower utilization to see if there are areas where cuts might be beneficial."

          The Company will hold a conference call today at 4:00 PM (EST) to discuss its quarterly and year to date financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet, and replays of the webcast will be available until April 24, 2003. The webcast can be accessed at www.unifirst.com.

          UniFirst is one of the largest providers of workplace uniforms and protective clothing in North America. The Company employs over 7,800 team partners who serve more than 150,000 customer locations in 46 states, Canada and Europe from 144 manufacturing, distribution and customer service facilities.

          The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. This public announcement may contain forward-looking statements that reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties. The words "anticipate" and "should," and other expressions that indicate future events and trends identify forward-looking statements. Actual future results may differ materially from those anticipated depending on a variety of factors, including, but not limited to, performance of acquisitions; economic and business changes; fluctuations in the cost of materials, fuel and labor; economic and other developments associated with the war with Iraq and the on-going war on terrorism; strikes and unemployment levels; demand and price for the Company's products and services; improvement in under performing rental operations; and the outcome of pending and future litigation and environmental matters.

                                 [Tables follow]

UNIFIRST CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

                                                   Twenty-six  Twenty-seven      Thirteen      Fourteen
                                                  weeks ended   weeks ended   weeks ended   weeks ended
     (In thousands, except per share data)           March 1,      March 2,      March 1,      March 2,
                                                         2003          2002          2003          2002
--------------------------------------------------------------------------------------------------------

Revenues                                            $ 295,604     $ 294,148     $ 146,425     $ 151,523
--------------------------------------------------------------------------------------------------------

Costs and expenses:
   Operating costs                                    182,814       180,904        94,524        94,211
   Selling and administrative expenses                 71,877        68,813        35,578        36,118
   Depreciation and amortization                       19,688        18,508         9,804         9,360
--------------------------------------------------------------------------------------------------------
                                                      274,379       268,225       139,906       139,689
--------------------------------------------------------------------------------------------------------

Income from operations                                 21,225        25,923         6,519        11,834
--------------------------------------------------------------------------------------------------------

Other expense (income):
   Interest expense                                     2,192         5,843         1,098         4,227
   Interest income                                       (833)         (825)         (565)         (451)
   Interest rate swap expense (income)                   (360)          271          (151)         (263)
--------------------------------------------------------------------------------------------------------
                                                          999         5,289           382         3,513
--------------------------------------------------------------------------------------------------------

Income before income taxes                             20,226        20,634         6,137         8,321
Provision for income taxes                              7,787         7,841         2,363         3,162
--------------------------------------------------------------------------------------------------------

Income before cumulative effect of accounting change   12,439        12,793         3,774         5,159
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Cumulative effect of accounting change
 (net of tax benefit of $1,404 in 2002)                 2,242             -             -             -
--------------------------------------------------------------------------------------------------------

Net income                                           $ 10,197      $ 12,793       $ 3,774       $ 5,159
========================================================================================================

Weighted average number of shares outstanding:

     basic                                             19,193        19,220        19,168        19,221
--------------------------------------------------------------------------------------------------------
     diluted                                           19,240        19,265        19,208        19,276
--------------------------------------------------------------------------------------------------------

Income per share -- basic:

Before cumulative effect of accounting change          $ 0.65        $ 0.67        $ 0.20        $ 0.27
Cumulative effect of accounting change                  (0.12)            -             -             -
--------------------------------------------------------------------------------------------------------
Net income                                             $ 0.53        $ 0.67        $ 0.20        $ 0.27
========================================================================================================

Income per share -- diluted:

Before cumulative effect of accounting change          $ 0.65        $ 0.66        $ 0.20        $ 0.27
Cumulative effect of accounting change                  (0.12)            -             -             -
--------------------------------------------------------------------------------------------------------
Net income                                             $ 0.53        $ 0.66        $ 0.20        $ 0.27
========================================================================================================

UNIFIRST CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

                  (In thousands)                        March 1,   August 31,     March 2,
                                                            2003       2002 *         2002
-------------------------------------------------------------------------------------------
Assets
Current assets:
   Cash                                                  $ 5,350      $ 4,333      $ 6,011
   Receivables                                            60,694       54,587       57,476
   Inventories                                            25,208       24,807       25,929
   Rental merchandise in service                          56,870       56,047       51,445
   Prepaid taxes and deferred tax assets                   5,641            -            -
   Prepaid expenses                                          307          315          261
-------------------------------------------------------------------------------------------
      Total current assets                               154,070      140,089      141,122
-------------------------------------------------------------------------------------------
Property and equipment:
   Land, buildings and leasehold improvements            214,889      208,000      201,839
   Machinery and equipment                               237,516      229,692      220,365
   Motor vehicles                                         65,076       60,925       59,728
-------------------------------------------------------------------------------------------
                                                         517,481      498,617      481,932
   Less - accumulated depreciation                       246,433      229,621      214,445
-------------------------------------------------------------------------------------------
                                                         271,048      268,996      267,487
-------------------------------------------------------------------------------------------
Other assets                                              84,739       85,750       83,823
-------------------------------------------------------------------------------------------
                                                       $ 509,857    $ 494,835    $ 492,432
===========================================================================================

Liabilities and Shareholders' Equity
Current liabilities:
   Current maturities of long-term obligations           $ 3,049      $ 1,406      $ 1,361
   Notes payable                                           1,350        1,195        1,359
   Accounts payable                                       34,364       17,012       16,907
   Accrued liabilities                                    56,370       53,331       61,291
   Accrued and deferred income taxes                           -        1,457        8,716
-------------------------------------------------------------------------------------------
      Total current liabilities                           95,133       74,401       89,634
-------------------------------------------------------------------------------------------
Long-term obligations, net of current maturities          73,932       83,690       81,852
Deferred income taxes                                     23,243       27,004       24,150
-------------------------------------------------------------------------------------------
Shareholders' equity:
   Common stock                                            1,055        1,055        1,053
   Class B common stock                                    1,021        1,021        1,023
   Treasury stock                                        (26,005)     (24,756)     (24,755)
   Capital surplus                                        12,546       12,503       12,443
   Retained earnings                                     332,505      323,595      310,818
   Accumulated other comprehensive loss                   (3,573)      (3,678)      (3,786)
-------------------------------------------------------------------------------------------
      Total shareholders' equity                         317,549      309,740      296,796
-------------------------------------------------------------------------------------------
                                                       $ 509,857    $ 494,835    $ 492,432
===========================================================================================

* Condensed from audited financial statements